Exhibit 99(a)(5)(m)

股权质押协议

SHARE PLEDGE AGREEMENT

本股权质押协议（“本协议”）由以下各方于 2019 年 9 月 16 日在_____订立：

This Share Pledge Agreement (this “Agreement”) is entered into in _____ as of September 16, 2019 by and among the following parties:

(1)	耀世星辉新文娱（北京）科技有限公司（“外资企业”），一家根据中华人民共和国（“中国”）法律在中国北京注册成立的外商独资企业, 地址为北京市顺义区高丽营镇文化营村北(临空二路1号科技创新功能区)。外资企业的股权由Glory Star New Media Group Limited（“最终控股股东”），一家在开曼群岛获豁免的有限责任公司，最终实益持有100%；

Glory Star New Media (Beijing) Technology Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise registered in Beijing, the People’s Republic of China (“China” or “PRC”), under the PRC laws; its address is North of Cultural Camp Village, Gaoliying Town, Shunyi District, Beijing (Science and Technology Innovation Zone, No.1 Linkong Second Road).WFOE’s equity is ultimately beneficially held 100% by Glory Star New Media Group Limited (the “Ultimate Controlling Shareholder”), a limited liability company exempted in the Cayman Islands;

(2)	星璀璨国际传媒（北京）有限公司(“星璀璨”)，一家根据中国法律在中国北京注册成立的内资公司, 地址为北京市朝阳区光华路5号院3号楼2层201内19室；和

Xing Cui Can International Media (Beijing) Co., Ltd. (the “Xing Cui Can”), a domestic company registered in Beijing, China, under the PRC laws; its address is Room 19 inside 201, 2nd Floor, Building 3, No.5 Guanghua Road, Chaoyang District, Beijing; and

(3)	张兵，一名中国公民，身份证号为430104196710302635（“股东一”）；

Zhang Bing, a PRC resident (ID No.: 430104196710302635) (the “Shareholder A”);

陆伽，一名中国公民，身份证号为110101198012262512（“股东二”）；

Lu Jia, a PRC resident (ID No.: 110101198012262512) (the “Shareholder B”);

张冉，一名中国公民，身份证号为110108198006286344（“股东三”）；

Zhang Ran, a PRC resident (ID No.: 110108198006286344) (the “Shareholder C”);

贺一星，一名中国公民，身份证号为230103196905085593（“股东四”）；

He Yixing, a PRC resident (ID No.: 230103196905085593) (the “Shareholder D”);

张荣辉，一名中国公民，身份证号为110108196911060733（“股东五”）；

Zhang Ronghui, a PRC resident (ID No.: 110108196911060733) (the “Shareholder E”);

林晖，一名中国公民，身份证号为310110196801157015（“股东六”）；

Lin Hui, a PRC resident (ID No.: 310110196801157015) (the “Shareholder F”);

金晖，一名中国公民，身份证号为31010919680401521X（“股东七”）；

Jin Hui, a PRC resident (ID No.: 31010919680401521X) (the “Shareholder G”);

郦韩英，一名中国公民，身份证号为330625197107244426（“股东八”）；

Li Hanying, a PRC resident (ID No.: 330625197107244426) (the “Shareholder H”);

张颖豪，一名中国公民，身份证号为441900198702090177（“股东九”）；

Zhang Yinghao, a PRC resident (ID No.: 441900198702090177) (the “Shareholder I”);

肖建聪，一名中国公民，身份证号为142623198012123419（“股东十”，与股东一、股东二、股东三、股东四、股东五、股东六、股东七、股东八和股东九合称为“股东”）。

Xiao Jiancong, a PRC resident (ID No.: 142623198012123419) (the “Shareholder J”, and together with the shareholders aforementioned, the “Shareholder”).

（以上外资企业、星璀璨和股东单独称为“一方”，合称为“各方”）。

(Each of WFOE, Xing Cui Can and the Shareholder, a “Party”, and collectively the “Parties”).

序言

RECITALS

(A)	鉴于，股东持有星璀璨100%的股权（星璀璨的具体股东持股情况详见附录）；

WHEREAS, the Shareholder holds 100% shares in Xing Cui Can (see the attachment hereto for details of specific holdings for the Shareholder of Xing Cui Can);

(B)	鉴于，外资企业和星璀璨已于 2019 年 9 月 16 日签署了一份独家服务总协议（“服务协议”）；

WHEREAS, the WFOE and Xing Cui Can entered into a Master Exclusive Service agreement dated September 16, 2019 (the “Service Agreement”) ;

(C)	鉴于，外资企业、星璀璨和股东于 2019 年 9 月 16 日签署了一份业务合作协议（“业务合作协议”）；

WHEREAS, the WFOE, Xing Cui Can and the Shareholder entered into a business cooperation agreement dated September 16, 2019 (the “Business Cooperation Agreement”);

(D)	鉴于，外资企业、星璀璨和股东于 2019 年 9 月 16 日签署了一份独家购股权协议（“独家购股权协议”，与服务协议和业务合作协议以及由股东、星璀璨以及外资企业不时签订的各协议一同合称为“主协议”）；

WHEREAS, the WFOE, Xing Cui Can and the Shareholder entered into an Exclusive Option Agreement dated September 16, 2019 (the “Exclusive Option Agreement”, together with the Service Agreement and the Business Cooperation Agreement and the agreements to be executed among the Shareholder, Xing Cui Can and the WFOE from time to time, the “Principal Agreements”);

(E)	鉴于，股东分别在本协议签署之日向最终控股股东董事会出具了关于本协议和其在星璀璨直接或间接持有的权利和权益的书面股东承诺函（“《股东承诺函》”）；并且

WHEREAS, before the date of this agreement, the shareholder has respectively issued a written confirmation and guarantee letter (the “Shareholder Commitment Letter”) to Ultimate Controlling Shareholder’s Board upon their direct and indirect equity interest held in Xing Cui Can; and

(F)	鉴于，外资企业要求股东无条件和不可撤销地将其持有的星璀璨100%股权质押给外资企业，作为对股东、星璀璨履行主协议项下义务的担保，且股东同意提供该担保。

WHEREAS, the WFOE requests the Shareholder to pledge 100% shares of Xing Cui Can he or she owns to the WFOE unconditionally and irrevocably, as security for the performance of the obligations by the Shareholder and Xing Cui Can under the Principal Agreements, and the Shareholder agrees to provide such security.

(G)	有鉴于此，基于本协议中包含的各项前提、声明、保证、承诺和约定，各方愿意受其法律约束，并达成如下约定：

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

协议

AGREEMENT

1.	主协议

Principal Agreements

本协议各方认可并确认，本协议项下质押担保的主协议包括服务协议、业务合作协议、独家购股权协议，以及由股东、星璀璨以及外资企业不时签订的各协议。

All Parties hereto acknowledge and confirm that the Principal Agreements for which the security of pledge is provided hereunder include the Service Agreement, the Business Cooperation Agreement, the Exclusive Option Agreement and the agreements to be executed among the Shareholder, Xing Cui Can and the WFOE from time to time.

2.	质押

The Pledge

股东同意无条件和不可撤销地将其持有的星璀璨全部股权质押给外资企业（“质押股权”），作为对股东、星璀璨履行主协议项下义务的担保（“质押”）。

The Shareholder agrees to pledge all of the shares of Xing Cui Can that he or she owns (the "Pledged Shares") to the WFOE unconditionally and irrevocably, as a security for the performance of the obligations by the Shareholder and Xing Cui Can under the Principal Agreements (the “Pledge”).

3.	质押范围

The Scope of Pledge

本协议项下的质押所担保的范围包括股东、星璀璨在主协议下的全部欠款、义务和债务、为行使债权人权利和质押而发生的费用、外资企业因股东和/或星璀璨的任何违约事件（定义见第8.1条）而遭受的全部直接、间接、衍生损失和可预计利益的丧失（该等损失的金额的依据包括但不限于外资企业合理的商业计划和盈利预测、星璀璨在服务协议项下应支付的服务费用）和任何其他相关费用（“担保债务”）。为避免疑义，质押的范围不受股东出资金额的限制。

The Pledge under this Agreement shall cover all indebtedness, obligations and liabilities of the Shareholder and Xing Cui Can under the Principal Agreements, any fees for exercising the creditor's rights and the Pledge, all the direct, indirect and derivative losses and losses of anticipated profits, suffered by the WFOE, incurred as a result of any Event of Default (as defined in Section 8.1) (the amount of such loss shall be calculated in accordance with the reasonable business plan and profit forecast of the WFOE and the service fees payable to the WFOE under the Service Agreement, among other factors) and any other related expenses (the “Secured Indebtedness”). For the avoidance of doubt, the scope of the Pledge shall not be limited by the amount of the Shareholder’s capital contribution.

4.	质押期限

The Term of Pledge

4.1	质押持续有效，直至主协议被履行完毕且令外资企业满意，或直至所有主协议有效期已经届满或已经终止，以发生时间较晚的为准。

The Pledge shall be continuously valid until the Principal Agreements have been fulfilled to the satisfaction of the WFOE or all of the Principal Agreements have expired or been terminated, whichever is the latest.

4.2	在质押有效期内，如果股东或星璀璨未能履行主协议项下各自的义务，外资企业有权根据本协议规定处置全部或部分质押股权。

During the term of the Pledge, in the event that either the Shareholder or Xing Cui Can fails to perform any of their respective obligations under the Principal Agreements, the WFOE shall have the right to dispose of the Pledged Shares entirely or partially in accordance with the provisions of this Agreement.

4.3	外资企业有权收取质押股权在质押期间内产生的股息。

The WFOE shall have the right to collect dividends generated by the Pledged Shares during the term of the Pledge.

5.	登记

Registration

5.1	星璀璨应(1)在本协议签署之日，在星璀璨股东名册中登记质押，并向外资企业提供该股东名册，且(2)在本协议签署后尽可能最短的时间内（在任何情况下均不得迟于本协议签署日后第20天），向市场监督管理主管部门（“市场监管局”）提交质押登记申请，及取得相关的证明文件。股东和星璀璨应提交和完成中国法律、法规和相关市场监管局要求的所有文件和程序，以确保向市场监管局提交质押后尽快完成相关登记程序。

Xing Cui Can shall (1) on the date of execution of this Agreement, record the Pledge in the shareholders’ register of Xing Cui Can and provide the shareholders’ register to the WFOE, and (2) submit an application to the Market Supervision Administration Authority (the “MSB”) for the registration of the Pledge as soon as practicable following the execution of this Agreement (under no circumstances shall be later than the 20th day after the signing date of this Agreement) and obtain evidencing documents of such registration. The Shareholder and Xing Cui Can shall submit all necessary documents and complete all necessary procedures, as required by PRC laws and regulations and the MSB, to ensure that the Pledge shall be registered with the MSB as soon as possible after filing.

5.2	不限于本协议中的任何规定，在质押期间，星璀璨的股东名册原件应由外资企业或其指定人保管。

Without limitation to any provision of this Agreement, during the term of the Pledge, the original shareholders’ register of Xing Cui Can shall be in the custody of the WFOE or its designated person.

5.3	如获外资企业事先同意，股东可以增加对星璀璨的出资，但前提是股东对星璀璨的任何出资都要受本协议规定之约束。星璀璨应根据本第5条规定立即变更其股东名册，并于五个工作日内向市场监管局进行质押的变更登记。

With the prior consent of the WFOE, the Shareholder may increase her capital contribution to Xing Cui Can, provided that any capital contribution by the Shareholder to Xing Cui Can shall be subject to this Agreement. Xing Cui Can shall immediately amend the shareholders’ register and register the change to the Pledge with the MSB pursuant to the provisions in this Section 5 within five working days.

6.	股东的声明和保证

The Shareholder’s Representations and Warranties

股东特此向外资企业陈述和保证：

The Shareholder hereby represents and warrants to the WFOE that:

6.1	股东是质押股权的唯一合法所有人。

The Shareholder is the sole legal owner of the Pledged Shares.

6.2	除本协议项下的质押以外，股东没有在质押股权上设置任何担保权益或其他权利负担。

Except for the Pledge, the Shareholder has not placed any security interest or other encumbrance on the Pledged Shares.

6.3	股东和星璀璨已经取得第三方和政府部门的同意及批准（若需）以签署，交付和履行本协议。

The Shareholder and Xing Cui Can have obtained any and all approvals and consents from applicable government authorities and third parties (if required) for the execution, delivery and performance of this Agreement.

6.4	本协议的签署、交付和履行均不会：1）导致违反任何有关的中国法律；2）与其章程或其他组织文件相抵触（如适用）；3）导致违反其是一方或对其有约束力的任何合同或文件，或构成其是一方或对其有约束力的任何合同或文件项下的违约；4）导致违反有关向任何一方颁发的任何许可或批准的授予和(或)继续有效的任何条件；或5）导致向任何一方颁发的任何许可或批准中止或被撤销或附加条件。

The execution, delivery and performance of this Agreement will not: i) violate any relevant PRC laws; ii) conflict with its articles of association or other constitutional documents (if applicable); iii) result in any breach of or constitute any default under any contract or instrument to which it is a party or by which it is otherwise bound; iv) result in any violation of any condition for the grant and/or maintenance of any permit or approval granted to any Party; or v) cause any permit or approval granted to any Party to be suspended, cancelled or attached with additional conditions.

7.	股东的承诺和进一步保证

The Shareholder’s Covenants and Further Assurance

7.1	股东在此向外资企业承诺，在本协议有效期内，股东：

The Shareholder hereby covenants to the WFOE, that during the term of this Agreement, the Shareholder shall:

7.1.1	如未获外资企业事先书面同意，不得转让质押股权，或在质押股权上设置或允许设置任何担保权益或其他权利负担，或以其他任何方式处置质押股权，但为履行独家购股权协议的除外；

without the WFOE's prior written consent, not transfer the Pledged Shares, establish or permit the existence of any security interest or other encumbrance on the Pledged Shares, or dispose of the Pledged Shares by any other means, except by the performance of the Exclusive Option Agreement;

7.1.2	遵守适用于质押的所有相关法律法规的规定，在收到相关监管机构就质押发出或起草的任何通知、命令或建议的五(5)个工作日内，向外资企业提交该通知、命令或建议，并遵守前述通知、命令或建议，或应外资企业合理要求或获外资企业同意后，就上述事宜主张权利或提起申诉；

comply with the provisions of all laws and regulations applicable to the Pledge, and within five (5) working days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to the WFOE, and shall comply with the aforementioned notice, order or recommendation or submit claims and appeals with respect to the aforementioned matters upon the WFOE’s reasonable request or upon consent of the WFOE;

7.1.3	知晓或收到相关事件或通知且该事件或通知可能会对外资企业就质押股权享有的权利或股东在本协议项下的其他义务产生影响, 股东应立即告知外资企业；

promptly notify the WFOE of any event or notice received by the Shareholder that may have an impact on the WFOE’s rights to the Pledged Shares or any portion thereof or other obligations of the Shareholder arising out of this Agreement;

7.1.4	在任何股东发生死亡，丧失行为能力或发生其他可能影响其持有或行使其持有的星璀璨的股权的情况下，相关股东的（i）任意继承人或（ii）根据该等股东签署的《股东承诺函》由外资企业指定的自然人或法人（“指定受让人”）将被视为本协议的签署一方，承担相关在本协议下的所有权利和义务。如发生任何继承或《股东承诺函》项下的股权转让，股东将办理一切必要的手续并采取一切必要的行动以促使该等股权转让获取所需的政府审批（如适用）。

In the event of death, incapacity or other conditions may affect the holding or exercise of Shareholder’s equity shares in Xing Cui Can, (i) any one of the heirs of the relevant shareholder or (ii) the person or legal person designated by the WFOE (the “Designated Transferee”) according to Shareholders Commitment Letter issued by the relevant Shareholder will be regard as the a party to this Agreement and enjoy the rights and assume the obligations under this Agreement. In the event of any inheritance or equity transfer under the Shareholders Commitment Letter, the Shareholder shall go through all necessary formalities and take all necessary actions to facilitate the transfer of such equity to obtain the required government approval (if applicable).

7.2	股东同意:

The Shareholder agrees that:

7.2.1	外资企业依据本协议获得的与质押相关的权利，不得由星璀璨、股东、股东的承继人或代表、或任何其他人（合称，“相关人员”）通过任何法律程序中断或妨害;

The rights acquired by the WFOE in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Xing Cui Can, the Shareholder or any heirs or representatives of the Shareholder or any other persons (collectively, the “Relevant Persons”) through any legal proceedings;

7.2.2	未经外资企业事先书面同意，相关人员不会通过任何形式补充、变更或修改星璀璨的公司章程和内部细则，不会增减星璀璨的注册资本，也不会通过其他方式变更星璀璨的注册资本结构；

Without the prior written consent of the WFOE, the Relevant Persons shall not in any manner supplement, change or amend the articles of association and bylaws of Xing Cui Can, increase or decrease its registered capital, or change the structure of its registered capital in other manners;

7.2.3	未经外资企业事先书面同意，相关人员不会在本协议签署后通过任何方式出售、转让、抵押或处置星璀璨的任何资产或星璀璨业务或收入中的法定或受益权益，也不会允许设置任何相关的担保权益；

Without the prior written consent of the WFOE, the Relevant Persons shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Xing Cui Can or legal or beneficial interest in the business or revenues of Xing Cui Can, or allow the encumbrance thereon of any security interest;

7.2.4	未经外资企业事先书面同意，相关人员应确保星璀璨不会通过任何方式向股东分配股息、作出财产分配、减少资本、启动清算程序或以其他任何形式作出分配。任何分配（包括但不限于分配的资产或清算中的剩余财产）均应视为质押的一部分；或

Without the prior written consent of the WFOE, the Relevant Persons shall ensure that Xing Cui Can shall not in any manner distribute dividends to its shareholder, make asset distributions or reduce its capital or initiate liquidation procedures or make any other distributions. Any distributions, including without limitation, the distributed assets or the residual assets in liquidation shall be deemed as part of the Pledge; or

7.2.5	股东就于本协议生效前股东之间关于限制星璀璨股权转让的相关条款或安排，关于星璀璨新增股本及股权转让的优先认购权及优先购买权的相关条款或安排以及任何与星璀璨股权处置相关的权利（如有）(合称“原限制性条款和优先权”)不存在任何争议；本协议生效后，股东就原限制性条款和优先权的相关一切权利义务自行消灭，股东不得再以任何形式就原限制性条款和优先权主张履行、违约等相关责任。

There is no dispute among Shareholder regarding the agreement or arrangement which be reached before the execution of this Agreement on the restriction on transfer of shares of Xing Cui Can, the pre-emptive right for increasing capital or transfer of shares of Xing Cui Can, and any rights relating to the disposal of shares of Xing Cui Can (if any) (collectively the “Original Restrictive terms and Pre-emptive right”); with the execution of this Agreement, all rights and obligations arising out of from Original Restrictive terms and Pre-emptive right shall eliminate. Shareholder shall no longer claim for performance, breach of contract, etc. in any form according to Original Restrictive terms and Pre-emptive right.

7.3	为保护或完善本协议对主协议款项支付所设的担保权益，股东特此承诺将诚信签署、并促使与质押有关的其他方签署外资企业要求的全部证明、协议、契约和/或承诺。股东还承诺采取、并促使与质押有关的其他方采取外资企业为行使本协议赋予其的权利和权力而要求的行动，并与外资企业或其指定人签署与质押股权所有权相关的所有文件。 股东承诺在合理时间内向外资企业提供外资企业要求的与质押相关的全部通知、命令和决定。

To protect or perfect the security interest granted by this Agreement for payments under the Principal Agreements, the Shareholder hereby undertakes to execute in good faith and to cause other parties who have interests in the Pledge to execute all certificates, agreements, deeds and/or covenants required by the WFOE. The Shareholder also undertakes to perform and to cause other parties who have interests in the Pledge to perform actions required by the WFOE, to facilitate the exercise by the WFOE of its rights and authority granted thereto by this Agreement, and to execute all relevant documents regarding ownership of the Pledged Shares with the WFOE or its designee(s). The Shareholder undertakes to provide the WFOE within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by the WFOE.

7.4	股东特此承诺遵守并履行本协议下的所有保证、承诺、约定、陈述和条件。如果未能履行或仅部分履行上述保证、承诺、约定、陈述和条件，股东应向外资企业赔偿因此导致的全部损失。

The Shareholder hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure to perform all or part of such guarantees, promises, agreements, representations and conditions, the Shareholder shall indemnify the WFOE for all losses resulting therefrom.

8.	行使质权

Exercise of Pledge

8.1	以下事件将构成本协议下的违约事件（“违约事件”）（违约事件将被视为“持续”，除非已被补救或豁免）：

Each of the following shall constitute an event of default (“Event of Default”) hereunder (and an Event of Default is “continuing” if it has not been remedied or waived):

(i)	股东、星璀璨在本协议或任何主协议下作出的任何陈述、保证或声明在任何方面不真实、不完整或不准确；或，股东、星璀璨违反或未能履行本协议或任何主协议下的任何义务、或未能遵守本协议或任何主协议下的任何承诺；或

any statement, warranty or representation made by the Shareholder or Xing Cui Can under this Agreement or any of the Principal Agreements are not true, complete or accurate in any aspect; or the Shareholder or Xing Cui Can breaches or fails to fulfill any obligation or abide by any covenants and undertakings under this Agreement or any of the Principal Agreements; or

(ii)	股东、星璀璨在本协议或任何主协议下的一项或多项义务被视为不合法或者无效。

any or more of the obligations of the Shareholder or Xing Cui Can under this Agreement or any of the Principal Agreements are deemed as unlawful or void.

8.2	一旦发生违约事件以及在违约事件持续的过程中，外资企业有权要求股东立即支付星璀璨在服务协议项下之所有未偿款项、偿还任何贷款及支付所有其他应付款项，及外资企业有权根据相关有效中国法律行使被担保方的所有权利（包括《中华人民共和国担保法》和《中华人民共和国物权法》中的规定），这些权利包括但不限于：

Upon the occurrence and during the continuance of an Event of Default, the WFOE shall have the right to require the Shareholder to immediately pay any amount payable by Xing Cui Can under the Service Agreement, repay any loans and pay any other due payments, and the WFOE shall have the right to exercise all such rights as a secured party under any applicable PRC laws, including the Guarantee Law of the People's Republic of China and the Property Law of the People's Republic of China, as in effect from time to time, including without limitations:

(i)	通过向质押人提前三(3)天发出书面通知，在一个或多个公开或私有交易场合出售部分或全部质押股权，且该等出售可以是以现金、信用交易或未来交付的方式进行；或

to sell all or any part of the Pledged Shares at one or more public or private sales upon three (3) days’ prior written notice to the pledgor, and any such sale or sales may be made for cash, upon credit, or for future delivery; or

(ii)	以通过参考质押物的市场价格所确定的货币价值，与股东签署协议购买质押股权。

to execute an agreement with the Shareholder to acquire the Pledged Shares based on its monetary value which shall be determined by referencing the market price of the pledged property.

8.3	如外资企业要求，股东和星璀璨应采取所有合法和适当的行动，保证外资企业行使其质押权利。就前述而言，股东和星璀璨应按外资企业合理要求，签署所有文件和材料及采取所有措施和行动。

The Shareholder and Xing Cui Can, at the request of the WFOE, shall take all lawful and appropriate actions to secure the WFOE’s exercise of the Pledge right. For the purpose of the foregoing, the Shareholder and Xing Cui Can shall sign all the documents and materials and carry out all measures and take all actions reasonably required by the WFOE.

9.	转让

Assignment

9.1	未获外资企业事先书面同意，星璀璨和股东不得向任何第三方转让其各自在本协议项下的任何权利和义务。

Xing Cui Can and the Shareholder shall not assign any of their respective rights or obligations under this Agreement to any third party without the prior written consent of the WFOE.

9.2	星璀璨和股东特此同意，外资企业可以其完全自主判断自行转让其在本协议项下的权利和义务, 且仅需向星璀璨和股东发出书面通知。

Xing Cui Can and the Shareholder hereby agree that the WFOE may assign its rights and obligations under this Agreement as the WFOE may decide, at its sole discretion, and such transfer shall only be subject to a written notice sent to Xing Cui Can and the Shareholder.

10.	保密

Confidentiality

各方承认，各方就本协议交换的任何口头或书面信息均属于保密信息。每一方应对上述全部信息保密，在未取得其他方的书面同意前，不得向任何第三方披露任何相关信息，但下述情况除外：(a) 该信息已经或将被公众所知（但不是因为接受一方的公开披露导致的）；(b) 按照适用法律、法规或股票交易所的要求披露的；或 (c) 任何一方需要向其法律顾问或财务顾问披露的有关本协议项下拟定交易的信息，且该法律顾问或财务顾问受与本款规定相类似的保密义务的制约。如任何一方聘用的任何职员或代理机构披露保密信息，将被视为该方披露了该保密信息并因此承担违约责任。本款规定将在本协议因任何原因终止后持续有效。

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except under the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or regulations or rules of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, provided that such legal counsel or financial advisor is also bound by confidentiality duties similar to the duties set out in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

11.	完整协议和协议修改

Entire Agreement and Amendment to Agreement

11.1	本协议及本协议中明确提到或包含的全部约定和/或文件，构成关于本协议标的事项的完整协议，取代各方先前就本协议标的事项达成的所有口头约定、合同、谅解和交流。

This Agreement and all agreements and/or documents mentioned or included explicitly by this Agreement constitute the complete agreement with respect to the subject matter of this Agreement and shall supersede any and all prior oral agreements, contracts, understandings and communications made by the Parties with respect to the subject matter of this Agreement.

11.2	对本协议的任何修改应以书面方式作出，并仅在本协议各方签字后生效。经各方正式签署的修改协议或补充协议构成本协议的组成部分，与本协议具有同等法律效力。

Any modification of this Agreement shall be made in a written form and shall only become effective upon execution by all Parties of this Agreement. Modifications and supplements to this Agreement duly executed by the Parties shall be parts of this Agreement and shall have the same legal effect as this Agreement.

11.3	本协议签署后，如市场监管局另有要求的，各方应根据申报需要，签署股权质押协议等相关法律文件，专门用于办理公司本次股权质押之登记手续。报送市场监督主管部门之股权质押协议中的未约定事项或与本协议约定不一致之处，应以本协议之约定为准。

After the execution of this Agreement, if otherwise required by the MSB, the parties shall, based on application requirements, issue and execute the share pledge agreement and other required legal documents for the registration of the share pledge. In case of any unmentioned issues or any inconsistency between the share pledge agreement submitted to the MSB and this Agreement, this Agreement shall prevail.

11.4	如美国全国证券交易商协会自动报价表（“纳斯达克”）或其他监管机构或交易所对本协议提出任何修改意见，或纳斯达克上市规则或相关要求发生任何与本协议有关的变化，各方应据此对本协议进行修订。

If the [National Association of Securities Dealers Automated Quotations (“NASDAQ”)] or other regulatory authorities or stock exchanges introduce any change to this Agreement, or any changes on NASDAQ listing rules or applicable regulations relating to this Agreement, the Parties shall amend this Agreement accordingly.

12.	管辖法律

Governing Law

本协议受中国法律管辖且据其进行解释。

This Agreement shall be construed in accordance with and governed by the PRC laws.

13.	争议解决

Dispute Resolution

因本协议产生或与本协议相关的任何争议或主张应由各方通过友好协商的方式解决。如果在任何一方要求通过协商解决争议后30天之内各方未能解决争议，应将争议提交到上海国际经济贸易仲裁委员会，由上海国际经济贸易仲裁委员会按照申请仲裁时该仲裁委员会有效的仲裁规则仲裁解决。仲裁地为上海。仲裁使用的语言应为中文。仲裁庭或仲裁员有权依照本协议项下条款和适用的中国法律裁决给予任何救济，包括临时性的和永久性的禁令救济（例如，就商业行为的禁令救济，或强制转让资产的禁令救济）、合同义务的实际履行、针对星璀璨之股权或土地资产的救济措施和针对星璀璨的清算令。仲裁裁决具终局性且对各方都有约束力。

Any dispute or claim arising out of or in connection with or relating to this Agreement shall be resolved by the Parties in good faith through negotiations. In case no resolution can be reached by the Parties within 30 days after any Party request to settle the dispute, such dispute shall be submitted to the Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its rules of arbitration in effect at the time of applying for such arbitration. The place of arbitration shall be in Shanghai and the arbitration procedure shall be conducted in Chinese language. The arbitral tribunal or the arbitrators shall have the authority to award any remedy or relief in accordance with the terms of this Agreement and applicable PRC laws, including provisional and permanent injunctive relief (such as injunctive relief with respect to the conduct of business or to compel the transfer of assets), specific performance of any obligation created hereunder, remedies over the shares or land assets of Xing Cui Can and winding up orders against Xing Cui Can. The arbitral award shall be final and binding upon all Parties.

在适用的中国法律允许的前提下，在等待组成仲裁庭期间或在适当情况下，协议各方均有权诉诸有管辖权法院寻求临时性禁令救济或其它临时性救济，以支持仲裁的进行。就此，各方达成共识在不违反适用法律的前提下，纽约、开曼群岛、公司的注册成立地（即中国北京）及最终控股股东或公司主要资产所在地的法院均应被视为具有管辖权。

To the extent permitted under applicable PRC laws, each of the Parties shall have the right to seek interim injunctive relief or other interim relief from a court of competent jurisdiction in support of the arbitration when formation of the arbitral tribunal is pending or under appropriate circumstances. For this purpose, the Parties agree that, to the extent not against applicable laws, the courts of New York, the courts of the Cayman Islands, the courts of PRC (the registered place of Xing Cui Can) and the courts of the places where the principal assets of the Ultimate Controlling Shareholder or Xing Cui Can are located, shall all be deemed to have jurisdiction.

14.	生效日和期限

Effective Date and Term

14.1	本协议应于文首所载日期签署并于股权质押记载于星璀璨股东名册之日起生效。

This Agreement shall be duly executed as of the date first set forth above and shall take effect as of the date when the Pledge is registered in the Xing Cui Can’s Register of Shareholders.

14.2	本协议在质押存续期间持续有效。

This Agreement shall remain effective as long as the Pledge exists.

15.	通知

Notices

任何一方按本协议规定发出的通知或其他通信应以英文或中文语书写，并可以专人递送、挂号邮寄、邮资预付邮寄、或受承认的专递服务或发送传真的形式发送到有关各方不时指定的收件地址。通知被视为实际到达的日期，应按如下方式确定：(a) 专人递送的通知，专人递送当日即视为已实际送达；(b)用信函发出的通知，则在邮资付讫的航空挂号信寄出日（依邮戳为准）后的第十（10）天，即视为已实际送达，或在送交国际认可的专递服务公司后的第四（4）天，即视为已实际送达；以及(c)用传真发送的通知，在有关文件的传送确认单上所显示的接收时间，即视为已实际送达。

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of each relevant party as specified by such party from time to time. The date when a notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon delivery; (b) a notice sent by mail is deemed duly served on the tenth (10th) day after the date when the postage prepaid registered airmail is posted (as evidenced by the postmark), or on the fourth (4th) day after the date when the notice is delivered to an internationally-recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon receipt as evidenced by the time shown in the transmission confirmation for the relevant documents.

为通知的目的，各方地址如下：

公司： 耀世星辉新文娱（北京）科技有限公司

Company: Glory Star New Media (Beijing) Technology Co., Ltd.

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

收件人： 唐庆飞

Recipient: Qingfei Tang

公司： 星璀璨国际传媒（北京）有限公司

Company: Xing Cui Can International Media (Beijing) Co., Ltd.

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

收件人： 唐庆飞

Recipient: Qingfei Tang

姓名： 张兵

Name: Zhang Bing

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名： 陆伽

Name: Lu Jia

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名： 张冉

Name: Zhang Ran

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名： 贺一星

Name: He Yixing

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名： 张荣辉

Name: Zhang Ronghui

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名： 林晖

Name: Lin Hui

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名： 金晖

Name: Jin Hui

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名： 郦韩英

Name: Li Hanying

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名： 张颖豪

Name: Zhang Yinghao

地址： 中国广东省东莞市万江区官桥滘龙湾公园正门

Address: Guanqiao Jiaolongwan Park, Wanjiang district, Dongguan, Guangdong, China

姓名： 肖建聪

Name: Xiao Jiancong

地址： 中国北京市海淀区北四环西路58号理想国际大厦18层

Address: 18th Floor, Iideal International Building, No. 58 North Fourth Ring West Road, Haidian District, Beijing, China

任何一方均可按本条条款通过向其他各方发出通知随时更改其通知的收件地址。

Any one of the Parties may change the address at any time by giving notice to other parties in accordance with the terms of this Section.

16.	可分割性

Severability

如果本协议项下的任何条款因与有关法律不一致而无效或不可执行，则该条款仅在有关法律的管辖范围之内被视为无效或不可执行，并且本协议其他条款的有效性, 合法性和可强制执行性不受其影响。

If any provision of this Agreement is judged to be invalid or unenforceable because it is inconsistent with applicable laws, such invalidity or unenforceability shall be only with respect to such laws, and the validity, legality and enforceability of the other provisions hereof shall not be affected.

17.	继任者

Successor

本协议对各方各自的继任者和该等各方所允许的受让方均具有约束力。

This Agreement is binding on the respective successors of the Parties and the transferees permitted by such parties.

18.	继续有效

Continually Effective

18.1	本协议期满或提前终止前因本协议而发生的或到期的任何义务在本协议期满或提前终止后应继续有效。

Any obligations arising or due under this Agreement prior to the expiration or early termination shall be continually effective after the expiration or early termination.

18.2	第12、13、15条和本第18条的规定在本协议终止后应继续有效。

Section 12, 13, 15 and 18 shall continue to be valid after the termination of this Agreement.

19.	弃权

Waiver

任何一方均可以对本协议的条款和条件作出弃权，但该等弃权必须经书面作出并须经各方签字。任何一方在某种情况下就其他各方的违约所作出的弃权不应被视为该等一方在其他情况下就类似的违约作出弃权。

Any Party may waive the terms and the conditions in this Agreement, but such waiver shall be made in written form and signed by all parties. Waiver to breach of any terms hereunder by one party shall not be deemed as a waiver to similar breach in other circumstances.

20.	文本

Counterparts

本协议由协议各方签署十三份原件，各方各执一份，其余由外资企业持有，所有原件具有同等法律效力。本协议可以一份或多份副本方式签署。

This Agreement shall be executed in thirteen originals by all Parties, with each Party holding one original and the WFOE holding the remaining ones. All originals shall have the same legal effect. The Agreement may be executed in one or more counterparts.

21.	语言

Languages

本协议英文和中文文本具有同等法律效力。若英文和中文文本有不一致，以中文为准。

Both Chinese and English versions of this Agreement shall have equal validity. In case of any discrepancy between the English version and the Chinese version, the Chinese version shall prevail.

[后附签字页Signature Pages Follow]

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

耀世星辉新文娱（北京）科技有限公司

Glory Star New Media (Beijing) Technology Co., Ltd.

授权代表：

Authorized Representative:

签字/Signature: /s/ [Illegible]

盖章：（公章）

Seal: (Seal)

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

星璀璨国际传媒（北京）有限公司

Xing Cui Can International Media (Beijing) Co., Ltd.

授权代表

Authorized Representative:

签字/Signature: /s/ [Illegible]

盖章：（公章）

Seal: (Seal)

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

张兵

Zhang Bing

签字/Signature: /s/ Zhang Bing

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

陆伽

Lu Jia

签字/Signature: /s/ Lu Jia

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

张冉

Zhang Ran

签字/Signature: /s/ Zhang Ran

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

贺一星

He Yixing

签字/Signature: /s/ He Yixing

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

张荣辉

Zhang Ronghui

签字/Signature: /s/ Zhang Ronghui

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

林晖

Lin Hui

签字/Signature: /s/ Lin Hui

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

金晖

Jin Hui

签字/Signature: /s/ Jin Hui

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

郦韩英

Li Hanying

签字/Signature: /s/ Li Hanying

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

张颖豪

Zhang Yinghao

签字/Signature: /s/ Zhang Yinghao

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

肖建聪

Xiao Jiancong

签字/Signature: /s/ Xiao Jiancong

附录

Schedule

星璀璨股东情况

Holdings of the Shareholder

序号 Number	股东名称 Name	认缴注册资本 （元） Subscription of Registered Capital (RMB)	持股比例 Shareholding Ratio
1	张兵Zhang Bing	3,232,800	53.50%
2	陆伽 Lu Jia	2,155,200	35.67%
3	张冉 Zhang Ran	612,000	10.13%
4	张荣辉 Zhang Ronghui	6,020	0.10%
5	贺一星 He Yixing	6,020	0.10%
6	林晖Lin Hui	6,020	0.10%
7	金晖 Jin Hui	6,024	0.10%
8	郦韩英 Li Hanying	6,024	0.10%
9	张颖豪 Zhang Yinghao	6,024	0.10%
10	肖建聪 Xiao Jiancong	6,024	0.10%
合 计 Sum		6,042,156	100.00%